EXHIBIT 99.01

Chegg Reports Q2 2019 Financial Results and Raises Full Year 2019 Guidance
Chegg Services hits a record 2.23 million subscribers for the quarter

SANTA CLARA, Calif., July 29, 2019 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), a Smarter Way to Student, today reported financial results for the three months ended June 30, 2019.

“We had a great second quarter. We delivered year over year revenue growth of 30% for Chegg Services and 26% for total revenue, and improved operating leverage to achieve a 33% adjusted EBITDA margin,” said Dan Rosensweig, CEO of Chegg, Inc. “The team remains focused on our mission of putting students first and our continued momentum and strong results gives us the confidence to, once again, raise our full year guidance.”

Q2 2019 Highlights:

•	Total Net Revenues of $93.9 million, an increase of 26% year-over-year

•	Chegg Services Revenues grew 30% year-over-year to $80.3 million, or 86% of total net revenues, compared to 83% in Q2 2018

•	Net Loss was $2.0 million

•	Non-GAAP Net Income was $29.8 million

•	Adjusted EBITDA was $31.1 million

•	2.2 million: number of Chegg Services subscribers, an increase of 30% year-over-year

•	198 million: total Chegg Study content views, an increase of 25% year-over-year

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Tutors, and Chegg Math Solver. Required Materials includes rental and sale of print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net loss, and adjusted EBITDA to net loss, see the sections of this press release titled “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook:

Third Quarter 2019

•	Total Net Revenues in the range of $88 million to $90 million

•	Chegg Services Revenues in the range of $68 million to $69 million

•	Gross Margin between 74% and 75%

•	Adjusted EBITDA in the range of $19 million to $20 million

Full Year 2019

•	Total Net Revenues in the range of $398 million to $402 million

•	Chegg Services Revenues in the range of $330 million to $332 million

•	Gross Margin between 76% and 77%

•	Adjusted EBITDA in the range of $121 million to $124 million

•	Capital Expenditures in the range of $40 million to $50 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2019 and full year 2019, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you, Tracey, and welcome everyone. It’s been an incredible first half of the year and we are delighted to report another great quarter. We delivered 26% year over year top-line growth, yielding a record 2.2 million paying subscribers in the second quarter alone. Our team continues to execute against our key priorities; which are to meet our financial goals, to expand our TAM, and to invest in opportunities that leverage our reach, our student graph, and the strength of our brand. Our strategy continues to pay off, which is why we have the confidence to, once again, raise our 2019 guidance - which Andy will walk you through in greater detail.

We see a lot of opportunities to continue the expansion of our TAM across academic products & services, international opportunities, and through the evolution of new categories, like skills-based learning. We believe the power of the Chegg platform puts us in the pole position to support students, in a broad variety of ways, on the path from learning to earning.

The strength of the Chegg brand remains at an all-time high, which is exciting as we enter the back-to-school season. Chegg Study remains our largest service and serves as the center of our growth funnel. It provides students with the essential support through their academic journey and does so online, with high-integrity content, in multiple formats, and meets them at whatever academic level they are at. Our goal is to up-level students from where they are to where they need to be, as it helps students better understand their course material and master their subjects. We continue to expand the subject matter we cover, thereby increasing the number of students who can use the platform. Our library of content now has a record 30 million proprietary, expert answers and textbook solutions, which has doubled in just the last two years. It’s not only the amount of content but the quality of content, that drives our value, as is evidenced by the 200 million pieces of content students accessed via Chegg Study this quarter. And video is becoming a much more important component of our learning services, along with the addition of practice test problems. For the second half of this year, we will continue to expand the amount of video content we offer and increase the categories of practice and self-assessment capabilities, so students can better understand where they need help to be successful in their courses.

In addition to Chegg Study, Chegg Writing has become a mainstay for both high school and college students and has very quickly become our second largest service. Because of the popularity and the value of our writing services, students submitted nearly 2 million original papers for review this quarter alone, generating nearly 137 million citations. But we are not stopping there. As we’ve done with all of our services, we are expanding the content as well as the capabilities of our writing services to grow with the students’ needs. We enhanced our grammar and plagiarism checker, as well as expanded how we help students with foundational writing concepts, like sentence structure and thesis development.  Our goal is to fundamentally improve students’ writing abilities.

As we continue to solve the biggest pain points for students in the United States, we have seen that many of these issues are global in nature, which is why we are focused on expanding our customer base outside of the United states. We are already seeing the benefits from international expansion as we move in to other English-speaking countries. We believe international expansion creates a long runway for Chegg to be a high-growth, high-margin company.

Each of our products stand on their own but, to better serve students’ needs and to create more value for our shareholders, we have been testing our Chegg Services bundle - the Chegg Study Pack. The results over the first half of the year have been positive and we will update you in the third quarter conference call with our plans for the remainder of this year and for 2020.

We are in a trillion-dollar industry that continues to grow, evolve, and realign to serve the needs of the modern student.  With 85% of students reporting they go to school to get a job, focusing on career-based skills development, to prepare for the workforce, is increasingly more important for our students, employers, and institutions so, naturally, it is for Chegg. We see a large opportunity to expand our TAM, and our product offerings, by helping students develop the critical skills that employers are looking for. We will continue to invest when we see opportunities that will improve student outcomes - both in the classroom and beyond.

The education industry seems to be at an inflection point and we believe there are a significant opportunities ahead for us. Like we have seen in other industries, the companies that are operating at scale, have brand awareness, own their customer, have proprietary content, and own the data, will be able to disproportionately take advantage of those opportunities for the benefit of their customers and their shareholders. We are excited about the months and years ahead and I am grateful to our incredible team at Chegg. We remain unwavering in our mission to always put students first.

And, with that, I will turn it over to Andy.

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

We ended the first half of the year on a high note with Q2 metrics and financial results ahead of our expectations. These strong results and continuing momentum, give us the confidence to raise our guidance again for 2019.
For the second quarter, total revenue was $93.9 million, a 26% increase year over year. Chegg Services revenue and subscribers grew 30% year over year, as we continue to achieve robust growth rates on top of a very large base.

While Q2 is a relatively quiet period for Required Materials, the team has been diligently working on our next contract for delivering physical textbooks to students. We entered the negotiations in a position of strength and with an industry that has shifted over the past 5 years to more publisher consignment for physical rentals and more digital course materials like eTextbooks. Our priorities in our negotiations reflect this ongoing shift and we believe the outcome will benefit students and shareholders alike. And we expect to have more clarity on this by our next earnings call.

Turning back to Q2, we exceeded our gross margin expectations at 78%, as we continue to see leverage in the model, with incremental margin from our subscription services driving the expansion, due to the relatively fixed cost nature of the business.

Our strong performance in both revenue and gross margin drove adjusted EBITDA at $31.1 million, a 61% increase from Q2 2018 and more than double our revenue growth rate, demonstrating the power of our model and the leverage of our subscription-based offerings.

Looking at the balance sheet, we ended the quarter with cash and investments of $1.1 billion, which includes the $100 million over allotment option the banks exercised in the convertible debt offering.

We believe our balance sheet, along with a strong business model that generates cash, puts us in a position to increase our relevance with students and as Chegg’s influence in the industry continues to grow, we are seeing more and better opportunities come our way.

As we move to the second half, we expect to maintain high revenue growth and gain leverage that will continue to drive adjusted EBITDA margin expansion, all while investing in our current subscription services and future opportunities, like bundles and international.

As such, for the full year 2019 we are raising both our revenue and adjusted EBITDA guidance, reflecting the strength of our business. We have also aligned our seasonality to reflect later school start dates for the fall semester.

For the full year we now expect:

•	Total revenue to be between $398 and $402 million, with Chegg Services revenue between $330 and $332 million

•	Gross margin between 76% and 77%

•	And adjusted EBITDA between $121 and $124 million

Looking specifically at Q3:

•	We expect revenue to be between $88 and $90 million, with Chegg Services revenue between $68 and $69 million

•	Gross margin between 74% and 75%

•	And adjusted EBITDA between $19 and $20 million

In closing, it’s been a great first half, the Chegg team continues to deliver above the high-end of our expectations, giving us the confidence to increase guidance, all while continuing to invest in both the content that powers our existing services and building out our new services and capabilities, which we expect to contribute to our future growth.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific

Daylight Time on July 29, 2019, until 8:59 p.m. Pacific Daylight Time on August 5, 2019, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13691855. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, Chegg strives to improve the overall return on investment in education by helping students learn more in less time and at a lower cost. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses and margin, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, and non-GAAP net income per share. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to exclude share-based compensation expense, other income, net, restructuring charges, and acquisition-related compensation costs; (2) non-GAAP income from operations as income (loss) from operations excluding share-based compensation expense, amortization of intangible assets, restructuring charges, and acquisition-related compensation costs; (3) non-GAAP income from operations margin as non-GAAP income from operations divided by total net revenues; (4) non-GAAP net income as net loss excluding share-based compensation expense, amortization of intangible assets, restructuring charges, acquisition-related compensation costs, and amortization of debt discount and issuance costs; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of dilutive options, restricted stock units, and shares related to our convertible senior notes; and (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Restructuring charges.

Restructuring charges primarily relate to expenses related to the exit of Chegg’s print coupon business, and Chegg's strategic partnership with the National Research Center for College & University Admissions. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the Imagine Easy, Cogeon GmbH, WriteLab and StudyBlue acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt discount and issuance costs.

Under GAAP, we are required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes that were issued in private placements in March 2019/April 2019 and April 2018. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the debt discount and issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors an enhanced view of our performance and enables the comparison of period-over-period results.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding Chegg's continued momentum and 2019 guidance; and those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; Chegg’s ability to attract new students from high schools and colleges, which are populations with inherently high turnover; the ease of accessing Chegg’s offerings through search engines; the rate of adoption of Chegg’s offerings; the effect and integration of Chegg’s acquisition of Imagine Easy Solutions, Cogeon, WriteLab, and StudyBlue; Chegg’s ability to strategically take advantage of new opportunities to leverage the Student Graph; competitive developments, including pricing pressures and other services targeting students; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's reputation with students and tutors; the outcome of any current litigation; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the partnership, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; changes in the education market; and general economic, political and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2019 and Chegg’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 to be filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$555,792	$374,664
Short-term investments	259,399	93,345
Accounts receivable, net of allowance for doubtful accounts of $23 and $229 at June 30, 2019 and December 31, 2018, respectively	5,948	12,733
Prepaid expenses	12,152	4,673
Other current assets	14,608	9,510
Total current assets	847,899	494,925
Long-term investments	288,682	16,052
Property and equipment, net	76,962	59,904
Goodwill	149,466	149,524
Intangible assets, net	22,374	25,915
Right of use assets	14,756	—
Other assets	15,544	14,618
Total assets	$1,415,683	$760,938
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,131	$8,177
Deferred revenue	18,821	17,418
Current operating lease liabilities	4,774	—
Accrued liabilities	37,425	34,077
Total current liabilities	64,151	59,672
Long-term liabilities
Convertible senior notes, net	874,126	283,668
Long-term operating lease liabilities	14,243	—
Other long-term liabilities	3,592	6,964
Total long-term liabilities	891,961	290,632
Total liabilities	956,112	350,304
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value 400,000,000 shares authorized; 119,335,960 and 115,500,418 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	119	116
Additional paid-in capital	873,104	818,113
Accumulated other comprehensive loss	(618)	(1,019)
Accumulated deficit	(413,034)	(406,576)
Total stockholders' equity	459,571	410,634
Total liabilities and stockholders' equity	$1,415,683	$760,938

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$93,862	$74,222	$191,271	$151,171
Cost of revenues(1)	20,518	17,784	43,853	38,008
Gross profit	73,344	56,438	147,418	113,163
Operating expenses:
Research and development(1)	32,065	26,218	64,757	51,751
Sales and marketing(1)	11,795	11,437	30,512	26,773
General and administrative(1)	22,622	19,479	46,292	37,735
Restructuring charges	47	15	69	235
Total operating expenses	66,529	57,149	141,630	116,494
Income (loss) from operations	6,815	(711)	5,788	(3,331)
Interest expense and other income, net:
Interest expense, net	(13,514)	(3,664)	(17,746)	(3,684)
Other income, net	5,253	894	6,820	1,458
Total interest expense and other income, net	(8,261)	(2,770)	(10,926)	(2,226)
Loss before provision for income taxes	(1,446)	(3,481)	(5,138)	(5,557)
Provision for income taxes	583	428	1,209	969
Net loss	$(2,029)	$(3,909)	$(6,347)	$(6,526)
Net loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.05)	$(0.06)
Weighted average shares used to compute net loss per share, basic and diluted	118,790	112,738	117,766	111,826

(1) Includes share-based compensation expense as follows:
Cost of revenues	$74	$103	$199	$197
Research and development	5,218	3,529	10,135	7,662
Sales and marketing	1,754	1,730	3,562	3,319
General and administrative	8,406	6,681	16,594	12,507
Total share-based compensation expense	$15,452	$12,043	$30,490	$23,685

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(6,347)	$(6,526)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,934	10,665
Share-based compensation expense	30,490	23,685
Amortization of debt discount and issuance costs	17,025	3,421
Deferred income taxes	39	(315)
Operating lease expense, net of accretion	2,168	—
Other non-cash items	(115)	115
Change in assets and liabilities:
Accounts receivable	6,944	2,609
Prepaid expenses and other current assets	(12,942)	(6,773)
Other assets	2,334	(500)
Accounts payable	(5,417)	(1,712)
Deferred revenue	1,403	270
Accrued liabilities	2,397	(2,678)
Other liabilities	(4,067)	1,254
Net cash provided by operating activities	47,846	23,515
Cash flows from investing activities
Purchases of investments	(527,363)	(66,634)
Maturities of investments	86,105	71,980
Purchases of property and equipment	(23,491)	(10,087)
Acquisition of business, net of cash acquired	—	(14,438)
Net cash used in investing activities	(464,749)	(19,179)
Cash flows from financing activities
Common stock issued under stock plans, net	17,208	18,050
Payment of taxes related to the net share settlement of equity awards	(82,251)	(40,314)
Proceeds from issuance of convertible senior notes, net of issuance costs	780,180	335,601
Purchase of convertible senior notes capped call	(97,200)	(39,227)
Repurchase of common stock	(20,000)	(20,000)
Net cash provided by financing activities	597,937	254,110
Net increase in cash, cash equivalents and restricted cash	181,034	258,446
Cash, cash equivalents and restricted cash, beginning of period	375,945	126,963
Cash, cash equivalents and restricted cash, end of period	$556,979	$385,409

Supplemental cash flow data:
Cash paid during the period for:
Interest	$431	$37
Income taxes	$912	$994
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(2,325)	$—
Non-cash investing activities:
Accrued purchases of long-lived assets	$5,170	$5,337

	June 30,
	2019	2018
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$555,792	$384,926
Restricted cash included in other current assets	121	—
Restricted cash included in other assets	1,066	483
Total cash, cash equivalents and restricted cash	$556,979	$385,409

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(2,029)	$(3,909)	$(6,347)	$(6,526)
Interest expense, net	13,514	3,664	17,746	3,684
Provision for income taxes	583	428	1,209	969
Depreciation and amortization expense	7,149	5,448	13,934	10,665
EBITDA	19,217	5,631	26,542	8,792
Share-based compensation expense	15,452	12,043	30,490	23,685
Other income, net	(5,253)	(894)	(6,820)	(1,458)
Restructuring charges	47	15	69	235
Acquisition-related compensation costs	1,601	2,456	4,679	4,704
Adjusted EBITDA	$31,064	$19,251	$54,960	$35,958

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$93,862	$74,222	$191,271	$151,171

Operating expenses	66,529	57,149	141,630	116,494
Share-based compensation expense	(15,378)	(11,940)	(30,291)	(23,488)
Amortization of intangible assets	(1,713)	(1,446)	(3,503)	(2,863)
Restructuring charges	(47)	(15)	(69)	(235)
Acquisition-related compensation costs	(1,601)	(2,456)	(4,679)	(4,704)
Non-GAAP operating expenses	$47,790	$41,292	$103,088	$85,204

Operating expenses as a percent of net revenues	70.9%	77.0%	74.0%	77.1%
Non-GAAP operating expenses as a percent of net revenues	50.9%	55.6%	53.9%	56.4%

Income (loss) from operations	6,815	(711)	5,788	(3,331)
Share-based compensation expense	15,452	12,043	30,490	23,685
Amortization of intangible assets	1,713	1,446	3,503	2,863
Restructuring charges	47	15	69	235
Acquisition-related compensation costs	1,601	2,456	4,679	4,704
Non-GAAP income from operations	$25,628	$15,249	$44,529	$28,156

Net loss	(2,029)	(3,909)	(6,347)	(6,526)
Share-based compensation expense	15,452	12,043	30,490	23,685
Amortization of intangible assets	1,713	1,446	3,503	2,863
Restructuring charges	47	15	69	235
Acquisition-related compensation costs	1,601	2,456	4,679	4,704
Amortization of debt discount and issuance costs	13,020	3,421	17,025	3,421
Non-GAAP net income	$29,804	$15,472	$49,419	$28,382

Weighted average shares used to compute net loss per share	118,790	112,738	117,766	111,826
Effect of shares for stock plan activity	6,540	11,449	8,400	12,450
Effect of shares related to convertible senior notes	3,646	—	3,494	—
Non-GAAP weighted average shares used to compute non-GAAP net income per share	128,976	124,187	129,660	124,276

Net loss per share	$(0.02)	$(0.03)	$(0.05)	$(0.06)
Adjustments	0.25	0.15	0.43	0.29
Non-GAAP net income per share	$0.23	$0.12	$0.38	$0.23

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending September 30, 2019	Year Ending December 31, 2019
Net loss	$(18,600)	$(12,500)
Interest expense, net	13,600	44,900
Provision for income taxes	800	2,800
Depreciation and amortization expense	7,800	30,000
EBITDA	3,600	65,200
Share-based compensation expense	17,000	65,000
Other income, net	(5,000)	(16,800)
Restructuring charges	—	100
Acquisition-related compensation costs	2,400	7,500
Donation from Chegg Foundation	1,500	1,500
Adjusted EBITDA*	$19,500	$122,500

* Adjusted EBITDA guidance for the three months ending September 30, 2019 and the year ending December 31, 2019 represents the midpoint of the ranges of $19 million to $20 million and $121 million to $124 million, respectively.